UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

November 14, 2017

Date of report (Date of earliest event reported)

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1
Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 714-0360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 14, 2017, Leap Therapeutics, Inc. (the “Company”) entered into purchase agreements (collectively, the “Purchase Agreement”) with certain existing and new institutional accredited investors and strategic partners (collectively, the “Purchasers”), including HealthCare Ventures IX, L.P. and Eli Lilly and Company. Each of the Purchase Agreements was on terms and conditions substantially similar to each other Purchase Agreement and pursuant to such Purchase Agreements, the Company, in a private placement, agreed to issue and sell to the Purchasers an aggregate of 2,958,094 shares (the “Shares”) of unregistered common stock, par value $0.001 per share, of the Company (the “Common Stock”), at a price per share of $6.085, each share issued with a warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”) at an exercise price of $6.085 (the “Exercise Price”) with an exercise period expiring seven years after closing (the “Term”), for gross proceeds of approximately $18.0 million (the “Private Placement”). If all of the Warrants are exercised at the Exercise Price during the Term, the Company will receive proceeds of approximately $18.0 million in cash and will issue an aggregate of 2,958,094 Warrant Shares.

Subject to stockholder approval of such provisions, the Warrants include full ratchet anti-dilution protection provisions. Therefore, the Company expects to hold a special meeting of stockholders for the stockholders to approve the full ratchet anti-dilution protection. If the stockholders do not approve of the full ratchet anti-dilution protection provisions, such provisions shall be of no force and effect. In connection with such approval, the Company, on November 14, 2017, entered into a voting agreement with HealthCare Ventures VIII, L.P., HealthCare Ventures IX, L.P. and HealthCare Ventures Strategic Fund, L.P. (collectively, the “HealthCare Parties”), which together hold a majority of the shares entitled to vote at the special meeting of stockholders, pursuant to which the HealthCare Parties agreed to vote all of their beneficially owned shares in favor of the any approval proposed at the special meeting of stockholders.

Raymond James & Associates, Inc. and Ladenburg Thalmann & Co. Inc. acted as the placement agents (the “Placement Agents”) for the Private Placement pursuant to a letter agreement with the Company dated as of November 14, 2017 (the “Placement Agent Agreement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agents a fee equal to 2.2% of the aggregate gross proceeds from the Private Placement plus the reimbursement of certain expenses. The Company will use the net proceeds from the Private Placement for general corporate purposes.  It is anticipated that the Offering will raise gross proceeds to the Company in the amount of approximately $18.0 million and net proceeds to the Company in the amount of approximately $17.3 million, which is after deducting commissions to the Company’s placement agents and estimated expenses of approximately $0.7 million in the aggregate.

Pursuant to the terms of the Purchase Agreements, the Company will be obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares and the Warrant Shares on or prior to the date 30 days following the closing of the Private Placement, and use its best commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the SEC to declare the Registration Statement effective within 60 days following the closing of the Private Placement or, if the Registration Statement is selected for review by the SEC, within 90 days following the closing of the Private Placement.

The foregoing is a summary of the terms of the Purchase Agreements, the Placement Agency Agreement, the Warrants, and the Voting Agreement and does not purport to be complete. A list of the purchasers and a list of the warrant holders immediately follows the form of Purchase Agreement and the form of Warrant, respectively, that are attached hereto. This summary is qualified in its entirety by reference to the full text of each of the form of Purchase Agreement, the Placement Agency Agreement, the form of Warrant, and the Voting Agreement, each of which is attached hereto as Exhibits 10.1, 10.2, 4.1 and 10.3, respectively, and each of which is incorporated by reference herein.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreements and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreements are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreements and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02                                           Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on November 14, 2017, the Company sold the Shares and the Warrants to the Purchasers in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act. The sale of the Shares and the Warrants pursuant to the Purchase Agreement has not been registered under the Securities Act or any state securities laws. The Shares, the Warrants and the Warrant Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

The Purchase Agreements, the Placement Agency Agreement, and the Warrants, each of which is attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, are incorporated by reference herein.

Item 8.01                                           Other Events.

On November 15, 2017 the Company issued a press release announcing the Offering.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
4.1	Form of Warrant, dated as of November 14, 2017 by and among Leap Therapeutics, Inc. and the purchasers identified on the schedule thereto.
10.1	Form of Purchase Agreement, dated as of November 14, 2017, by and among Leap Therapeutics, Inc. and the purchasers identified on the schedule thereto.
10.2	Placement Agency Agreement, dated as of November 14, 2017, by and between Leap Therapeutics, Inc., Raymond James & Associates, Inc. and Ladenburg Thalmann & Co. Inc.
10.3	Voting Agreement, dated as of November 14, 2017, by and among Leap Therapeutics, Inc., HealthCare Ventures VIII, L.P., HealthCare Ventures IX, L.P. and HealthCare Ventures Strategic Fund, L.P.
99.1	Leap Therapeutics, Inc. Press Release dated November 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Therapeutics, Inc.

Dated: November 17, 2017	By:	/s/ Christopher K. Mirabelli, Ph.D.
Name: Christopher K. Mirabelli, Ph.D.
Title: Chief Executive Officer and President